UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

PACIFIC CREST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 0-22732

30343 Canwood Street

Agoura Hills, California 91301

(Address of principal executive offices and zip code)

(818) 865-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events.

On July 29, 2003, Pacific Crest Capital, Inc. (the “Company”) issued a press release announcing that it intends to issue $10.0 million of Trust Preferred Securities in a private placement offering, which the Company expects to close during the third quarter of 2003.

The Company intends to use the proceeds from this offering to redeem the remaining $10.0 million of its 9.375% Trust Preferred Securities in order to reduce future interest expense.

The Company also reported that during June and July of 2003, the Company entered into future fixed rate, long-term borrowing contracts totaling $70.0 million with the FHLB.

The Company’s press release announcing the above is attached as Exhibit 99.1 to this report.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated July 29, 2003 announcing intent to issue $10.0 million of Trust Preferred Securities and retire $10.0 million of 9.375% Trust Preferred Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)

Date: July 29, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and
Chief Financial Officer